Exhibit 99.1

PRESS RELEASE For Immediate Release
Monolithic Power Systems, Inc.
6409 Guadalupe Mines Road
San Jose, CA 95120 USA
T: 408-826-0600, F: 408-826-0601
www.monolithicpower.com

Monolithic Power Systems, Inc. Announces Results for First Quarter of 2007

SAN JOSE, Calif. April 27, 2007—Monolithic Power Systems (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced financial results for the quarter ended March 31, 2007.

The results for the quarter ended March 31, 2007 are as follows:

•	Net revenues of $24.5 million, compared to $24.8 million in the first quarter of 2006 and down 7.2% sequentially from $26.4 million in the fourth quarter of 2006

•	Gross margin of 63.4%, compared to 62.1% in the first quarter of 2006 and 63.9% in the fourth quarter of 2006

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GAAP operating expenses of $15.0 million, including $10.0 million for research and development and selling, general and administrative, $2.8 million for patent litigation and $2.2 million for stock-based compensation

•	Non-GAAP(1) operating expenses of $12.8 million, excluding $2.2 million for stock-based compensation

•	Net Income of $62,000, with GAAP EPS at breakeven, or zero cents per share

•	Non-GAAP(1) net income of $2.7 million, or $0.08 per diluted share, excluding stock-based compensation and related tax effects

“The first quarter is typically a slow quarter, but we met our revenue and bottom line targets, and the second quarter business environment looks very positive for MPS,” said Michael Hsing, chief executive officer of MPS. “I am especially excited about our continuing success in developing leading edge new products from our technology expertise, such as the MiniMonster™ line announced in 2006. This quarter, I am pleased to announce a new process development, the BCD HV™ technology, which has just delivered first silicon on a new 600 volt power driver product that we believe will open up new applications for MPS’ products.”

Business Outlook

The following are MPS’ financial targets for the second quarter ending June 30, 2007:

•	Revenues in the range of $28 million to $30 million

•	Gross margin in the middle of our target range of 58% to 63%

•

Research and development and selling, general and administrative expense between $12.5 million and $14.0 million. Non-GAAP(1) research and development and selling, general and administrative expense between $10.5 million and $11.5 million. These exclude an estimate of stock-based compensation expense in the range of $2.0 million to $2.5 million

•	Litigation expense in the range of $3.0 million to $3.5 million

(1) Non-GAAP net income, non-GAAP operating expenses and non-GAAP research and development and selling, general and administrative expense differ from net income, operating expenses, and research and development and selling, general and administrative expense determined in accordance with GAAP (Generally Accepted Accounting Principles in the United States). Non-GAAP net income excludes the effect of stock-based compensation expense and related tax effects. Non-GAAP operating expenses for the first quarter ending March 31, 2007 exclude the effect of stock-based compensation expense. Projected non-GAAP research and development and selling, general and administrative expense exclude the effect of stock-based compensation expense. A schedule reconciling these amounts is included in this news release. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. MPS utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors’ understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financials measures used by MPS.

Conference Call

MPS plans to conduct a management teleconference covering its first quarter results at 5:30 a.m. PST / 8:30 a.m. EST today, April 27, 2007. The call will be webcast at http://www.monolithicpower.com/cmp_02_inv_rel.htm. In addition to the webcast replay, which will be archived for all investors for one year on the MPS website, a phone replay will be available for seven days after the live call at 617-801-6888, code number 49634601. This press release and any other information related to the call will also be posted on the website.

Safe Harbor Statement

This press release contains forward-looking statements regarding MPS’ planned product offerings, targeted net revenues, gross margin, GAAP and non-GAAP research and development and selling, general and administrative expense, stock-based compensation expense and litigation expenses for the fiscal quarter ending June 30, 2007. These statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the risks, uncertainties and costs of litigation in which the company is involved; the outcome of any upcoming trials, hearings, motions, and appeals; any interruptions in MPS’ schedule of new product release development; adverse change in production and testing efficiency; adverse changes in government regulations in foreign countries where MPS has offices; acceptance of, or demand for, MPS’ products being lower than expected; the adverse impact on MPS’ financial performance if its tax and litigation provisions are inadequate; difficulty in predicting or budgeting for future expenses and financial contingencies; and other important risk factors identified in MPS’ SEC filings, including, but not limited to, its Annual Report on Form 10-K filed on March 16, 2007.

The forward-looking statements in this press release represent MPS’ targets, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in the accompanying conference call. Any statements by persons outside of MPS speculating on the progress of the quarter or other aspects of MPS’ business are not based on internal MPS information and should be assessed accordingly by investors.

About Monolithic Power Systems, Inc.

Monolithic Power Systems, Inc. (MPS) develops and markets proprietary, advanced analog and mixed-signal semiconductors. The company combines advanced process technology with its highly experienced analog designers to produce high-performance power management integrated circuits (ICs) for DC to DC converters, LED drivers, Cold Cathode Fluorescent Lamp (CCFL) backlight controllers, Class D audio amplifiers, and Linear ICs. MPS products are used extensively in computing and network communications products, LCD monitors and TVs, and a wide variety of consumer and portable electronics products. MPS partners with world-class manufacturing organizations to deliver top quality, ultra-compact, high-performance solutions through the most productive, cost-efficient channels. Founded in 1997 and headquartered in San Jose, California, the company has expanded its global presence with sales offices in Taiwan, China, Korea, Japan, and Europe, which operate under MPS International, Ltd.

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Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries. BCD HV and MiniMonster are Trademarks of Monolithic Power Systems, Inc.

Contact:
Rick Neely
Chief Financial Officer
Monolithic Power Systems, Inc.
408-826-0777
investors@monolithicpower.com

Consolidated Balance Sheet

(in thousands, except per share data)

	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$62,889	$50,816
Short-term investments	24,500	27,674
Accounts receivable, net of allowances of $227 in 2007 and 2006	7,778	9,156
Inventories	9,358	6,738
Deferred income tax asset—current	—	1,658
Prepaid expenses and other current assets	3,066	1,118
Restricted cash	125	—

Total current assets	107,716	97,160

Property and equipment, net	11,528	11,358
Deferred income tax asset—long term	1,218	—
Other assets	505	500
Restricted assets	8,198	8,309

Total assets	$129,165	$117,327

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,964	$5,909
Accrued compensation and related benefits	3,426	4,792
Accrued income tax payable	—	684
Accrued liabilities	10,980	8,737

Total current liabilities	21,370	20,122

Deferred rent	435	484
Non-current income tax liability	4,551	—
Long term liabilities	1,597	1,769

Total liabilities	$27,953	$22,375

Stockholders' equity:
Common stock, $0.001 par value, $31 and $30 as of March 31, 2007 and December 31, 2006, respectively; shares authorized: 150,000,000; shares issued and outstanding: 31,331 and 30,369 as of March 31, 2007 and December 31, 2006, respectively	120,054	113,532
Deferred stock compensation	(258)	(487)
Accumulated other comprehensive loss	(168)	(198)
Accumulated deficit	(18,416)	(17,895)

Total stockholders’ equity	101,212	94,952
Total liabilities and stockholders’ equity	$129,165	$117,327

Consolidated Income Statement

(in thousands, except per share data)

	Three months ended March 31,
	2007	2006
	(in thousands, except per share data)
Revenue	$24,496	$24,763
Cost of revenue*	8,963	9,373

Gross profit	15,533	15,390

Operating expenses:
Research and development*	5,932	5,067
Selling, general and administrative*	6,197	7,427
Patent litigation	2,847	4,064

Total operating expenses	14,976	16,558

Income (loss) from operations	557	(1,168)
Other income (expense):
Interest and other income	1,007	599
Interest and other expense	(7)	(70)

Total other income, net	1,000	529

Income (loss) before income taxes	1,557	(639)
Income tax provision (benefit)	1,495	(231)

Net income (loss)	62	(408)
Basic net income (loss) per common share	$0.00	$(0.01)

Diluted net income (loss) per common share	$0.00	$(0.01)

Shares used in basic net income (loss) per common share	30,482	28,816
Dilutive effect of stock options	3,277	—

Shares used in diluted net income (loss) per common share	33,759	28,816

* Stock-based compensation has been included in the following line items:
Cost of revenue	$111	$141
Research and development	1,101	1,363
Selling, general and administrative	1,108	1,178

Total	$2,320	$2,682

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
(in thousands, except per share amounts)

Net income (loss)	$62	$(408)

Adjustments to reconcile net income to non-GAAP net income
Stock-based compensation	$2,320	$2,682
Tax effect	298	(847)

Non-GAAP net income	$2,680	$1,427

Non-GAAP earnings per share, excluding stock-based compensation and related tax effects:
Basic	$0.09	$0.05
Diluted	$0.08	$0.04
Shares used in the calculation of non-GAAP earnings per share:
Basic	30,482	28,816
Diluted	33,759	33,201

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(in thousands, except per share amounts)

Total operating expenses	$14,976	$16,558

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses
Stock-based compensation	$(2,209)	$(2,542)

Non-GAAP total operating expenses	$12,767	$14,016

2007 SECOND QUARTER OUTLOOK

RECONCILIATION OF R&D AND SG&A EXPENSES TO NON-GAAP R&D AND SG&A EXPENSES

(in thousands, except per share amounts)

	Three months ended June 30, 2007
	Low	High
R&D and SG&A	$12,500	$14,000

Adjustments to reconcile R&D and SG&A to non-GAAP R&D and SG&A
Stock-based compensation	(2,000)	(2,500)

Non-GAAP R&D and SG&A	$10,500	$11,500